EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

April 13, 2016

Majesco Entertainment Company
4041-T Hadley Rd.
S. Plainfield, New Jersey 07080

Re: Majesco Entertainment Company’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Majesco Entertainment Company, a Delaware corporation (the “Company”), in connection with the issuance and sale of 1,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share  (the “Common Stock”)  and warrants to purchase up to 1,125,000 shares of Common Stock (the “Warrants”) and shares of Common Stock issuable upon exercise of the Warrants (together with the Warrants and the Shares, the “Securities”), pursuant to the Registration Statement on Form S-3, as amended (File No. 333-207564) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on December 7, 2015 (the “Registration Statement”), the prospectus included therein (the “Prospectus”) and the prospectus supplement, dated April 13, 2016 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

We understand that the Shares and Warrants are to be sold by the Company pursuant to the Placement Agent Agreement, dated as of April 13, 2016 by and between the Company and Chardan Capital Markets, LLC (the “Placement Agent Agreement”) and the subscription agreements, dated as of April 13, 2016 by and between the Company and each of the investor signatories thereto (the “Subscription Agreements”). The form of the Subscription Agreement, the form of Warrant and the Placement Agent Agreement are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Claw (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that (i) the Common Stock to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Placement Agent Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock; (ii) the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) upon the exercise of the Warrants in accordance with their terms, any Common Stock to be issued upon the exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP